Exhibit 10.42

PROMISSORY NOTE
DATED: May 15, 2008
$200,000

FOR VALUE RECEIVED the undersigned, Tri-State Employment Services, Inc., a Nevada Corporation (“Maker”) whose address is 160 Broadway, 15 Floor, New York, NY 10038 promises to pay to the order of Accountabilities Inc., a Delaware Corporation (“Holder”) with residence at 195 Route 9 South, Suite 109, Manalapan, New Jersey 07726, the sum of Two Hundred Thousand Dollars ($200,000) payable in six installments as follows:

First installment:  $75,000, due on or before May 23, 2008

Second through Sixth installment:  $25,000, due each of the next five weeks occurring after the first installment, with the final installment due on or before June 27, 2008.

This Note is non-interest bearing and no interest shall accrue on the principal amount of this Note.

Maker shall have the right to prepay all or any part of the principal amount of this Note at any time or times without penalty or notice.

Maker hereby waives presentation and demand for payment, notice of dishonor, protest and notice of protest.

In the event that payment hereunder is not made when due, the Holder shall have the right to recover all costs and expenses, including reasonable attorney’s fees, incurred by the Holder in enforcing its rights under the Note.

The balance due under this Note shall immediately become due and payable upon the filing by or against Maker of any petition in voluntary or involuntary bankruptcy; any attachment, sequestration or appointment of the receiver with respect to the assets of Maker; commencement of any similar proceeding under the laws of any jurisdiction; unless vacated or bonded within ninety (90) days.

        Any provisions hereof which may prove unenforceable under any law shall not effect the validity of any other provision hereof.

This Note may not be modified, changed, waived, discharged or terminated, except by an agreement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

This Note shall be binding upon and shall accrue to the benefit of the parties hereto and their respective heirs, distributes, next-of-kin, legal representatives and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed as of the day and year first above written.

Accountabilities, Inc.	Tri-State Employment Services, Inc.

/s/ Stephen DelVecchia	/s/ Robert Cassera
Name: Stephen DelVecchia	Name: Robert Cassera
Title: Chief Financial Officer	Title: President